Exhibit 10.22
AMENDMENT NO. 1
TO THE
PIEDMONT NATURAL GAS COMPANY
EXECUTIVE LONG-TERM INCENTIVE PLAN
     THIS AMENDMENT NO. 1 (this “Amendment”) to the Piedmont Natural Gas Company Executive Long-Term Incentive Plan, approved by the Company’s shareholders on February 27, 2004 (the “Plan”), is adopted as of the 7th day of September, 2007, by PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the “Company”).
Statement of Purpose
     The Company maintains the Plan to provide incentive compensation to executives and other key employees of the Company and its affiliates. The Plan has been replaced by the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan (the “ICP”), approved by the Company’s shareholders on March 3, 2006, and the Company will make no further awards under the Plan. The Company desires to amend the Plan to make certain provisions of previously granted and currently outstanding awards under the Plan conform to the terms of awards made under the ICP.
     NOW, THEREFORE, the Company does hereby declare that the Plan is hereby amended effective as of the date hereof as follows:
1. Section 5.1 of the Plan is amended to read as follows:
“5.1 Death. Notwithstanding any contrary provision of the Plan or any award agreement entered into with a Participant, in the case of the death of a Participant prior to the end of any Performance Period, 100% of the Units awarded to the Participant for such Performance Period shall be distributed within a reasonable period after the Participant’s death without any adjustment for the levels of performance actually achieved during the Performance Period prior to or after the Participant’s death.”
2. The last paragraph of Section 5.2 of the Plan is amended to read as follows:
“Notwithstanding any contrary provision of the Plan or any award agreement entered into with a Participant, in the event of a Participant’s absence from employment before the end of any Performance Period under circumstances entitling the Participant to benefits under the Company’s Long Term Disability Plan, the number of Units awarded to the Participant will be prorated based on the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of disability) and the prorated Units shall be distributed following the end of the Performance Period based on the levels of performance for the entire Performance Period.”

3. The following new subsection is added to the end of Section 5.2 to read as follows:
“5.23 Short-Term Disability; Other Authorized Leaves of Absence. Absence of a Participant from employment during a Performance Period and entitling the Participant to (i) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (ii) sickness allowance and/or short-term disability benefits under the Company’s employee benefit plans shall not affect any Units awarded to the Participant. In the event a Participant is absent from employment during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the number of Units awarded to the Participant will be prorated based on the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence) and the prorated Units shall be distributed following the end of the Performance Period based on the levels of performance for the entire Performance Period.
4. Section 5.3 of the Plan is amended to read as follows:
“5.3 Resignation, Other Termination. In case of any other termination of employment of a Participant, prior to the end of any Performance Period, all Units awarded to the Participant with respect to any such Performance Period shall be immediately forfeited and canceled.”
5. The first sentence of Section 5.5 of the Plan is amended to read as follows:
“Notwithstanding any contrary provision of the Plan or any award agreement entered into with a Participant, in the event of a “Change of Control” of the Company (as defined in the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan, approved by the Company’s shareholders on March 3, 2006, 100% of the Units awarded to a Participant for any Performance Period then in progress shall be distributed to the Participant within two and one-half months after the Change in Control without any adjustment for the levels of performance actually achieved during the Performance Period prior to or after the Change in Control.”
6. The last two sentences of Section 5.5 of the Plan are deleted in their entirety.
7. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer as of the day and year first above written.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Kevin M. O’Hara

Name: Kevin M. O’Hara
Title: Sr. Vice President — Corporate and
Community Affairs

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